Exhibit 32.2

Certification of CFO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 302 of the Sarbanes-Oxley Act of 2002

          In connection with the Annual Report on Form 10-K of Arbor Realty Trust, Inc. (the “Company”) for the annual period ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Fredrick C. Herbst, as Chief Financial Officer of the Company hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of the Company.

By:	/s/ Frederick C. Herbst
	Name:	Frederick C. Herbst
	Title:	Chief Financial Officer

     The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.